As Filed With the Securities and Exchange Commission on January 10, 2007
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             Registration Statement
                        Under the Securities Act of 1934

                            Indigo Technologies, Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                  1000                            20-2234410
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

            Amsterdam # 10
     Chapultepec, California, La Mesa
         Tijuana, B.C. Mexico                 (775) 352-3915
(Address of principal Executive Offices)     (Telephone Number)

          Francisco Hoyos
          P.O. Box 431687
        San Ysidro, CA 92143                  (775) 352-3915      (775) 201-1442
(Name and Address of Agent for Service)      (Telephone Number)    (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
==================================================================================================
      Title of Each                                      Proposed       Proposed
        Class of                                         Maximum         Maximum
       Securities                                        Offering       Aggregate       Amount of
         to be                       Amount to be       Price Per       Offering      Registration
       Registered                     Registered          Share         Price (2)         Fee (1)
--------------------------------------------------------------------------------------------------
Common Stock $.001 par value to
be sold by selling shareholders        1,000,000          $0.016        $16,000           $1.71
--------------------------------------------------------------------------------------------------
Common Stock $.001 par value to
be sold by the company                 1,000,000          $0.016        $16,000           $1.71
--------------------------------------------------------------------------------------------------
TOTAL                                  2,000,000          $0.016        $32,000           $3.42
==================================================================================================

(1)  Registration Fee has been paid via Fedwire.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                            INDIGO TECHNOLOGIES, INC.
                       2,000,000 SHARES AT $.016 PER SHARE

This is our initial public offering. We are registering a total of 2,000,000 shares of our common stock. Of the shares being registered, 1,000,000 are being registered for sale by the selling shareholders, and 1,000,000 are being registered for sale by the Company. There is no minimum number of units required to be purchased by each investor. The offering is being made on a self-underwritten, "best efforts," "all-or-nothing" basis. The shares will be sold on our behalf by our director, Francisco Hoyos. Mr. Hoyos will not receive any commissions or proceeds from the offering for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $0.016 for the duration of the offering. See section entitled "Plan of Distribution" for a detailed discussion of the exemptions and registrations we will be relying on for this offering. The selling shareholders will sell their shares at a price per share of $0.016 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. While we plan to have our shares listed on the OTC Bulletin Board there is no assurance that our shares will be approved for listing on the OTC or on any other listing service or exchange.

We will not receive any proceeds from the sale of any of the 1,000,000 shares by the selling shareholders. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the 1,000,000 shares being offered by the company. The funds will not be held in an escrow or similar account. If all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be promptly returned to investors, without interest or deduction. The shares being offered by the company will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our director for an additional 90 days. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

Indigo Technologies is an exploration stage company and currently has no operations. Any investment in the shares of common stock offered herein involves a high degree of risk. You should only make a purchase if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Indigo Technologies which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 5.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved of these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                                                     Per Share       Per Share            Number
         Per Share         Underwriting discounts    Proceeds        Proceeds            of Shares
      Price to public         and commissions       to Company    to Shareholders    Available for Sale
      ---------------         ---------------       ----------    ---------------    ------------------
         $0.016                    $0.00              $0.016           $0.00              1,000,000
         $0.016                    $0.00              $0.00            $0.016             1,000,000

Total    $32,000                   $0.00              $16,000          $16,000            2,000,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                      3
     General Information                                                   3
     Offering                                                              4
RISK FACTORS                                                               5
     Risks Associated with our Company                                     5
     Risks Associated with this Offering                                   7
FORWARD LOOKING STATEMENTS                                                10
USE OF PROCEEDS                                                           10
DETERMINATION OF OFFERING PRICE                                           11
DILUTION                                                                  12
PLAN OF DISTRIBUTION                                                      13
     Offering will be Sold by Our Officer and Director                    13
     Terms of the Offering                                                14
     Deposit of Offering Proceeds                                         14
     Procedures for and Requirements for Subscribing                      15
LEGAL PROCEEDINGS                                                         15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS                                                       15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT            17
DESCRIPTION OF SECURITIES                                                 17
INTEREST OF NAMED EXPERTS AND COUNSEL                                     18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                               18
ORGANIZATION WITHIN LAST FIVE YEARS                                       19
DESCRIPTION OF OUR BUSINESS                                               19
     Glossary                                                             19
     General Information                                                  20
     Competition                                                          27
     Compliance with Government Regulation                                27
     Patents and Trademarks                                               28
     Need for Any Government Approval of Principal Products               28
     Research and Development                                             28
     Employees                                                            28
     Reports to Security Holders                                          28
PLAN OF OPERATION                                                         29
DESCRIPTION OF PROPERTY                                                   33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            33
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                  34
EXECUTIVE COMPENSATION                                                    36
FINANCIAL STATEMENTS                                                      37
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                               37

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Indigo" and "Indigo Technologies" are to Indigo Technologies, Inc.

Indigo Technologies (the "Company") was incorporated in the State of Nevada on January 24th, 2005 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company, meaning we are engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We have no revenues and a limited operating history. Indigo Technologies, Inc. has located one mineral property of geological interest, the Indigo One Site, located in the District of Alamos, State of Sonora, Mexico. Our principal executive offices are located at the office of our director, Francisco Hoyos, at Amsterdam #10 Chapultepec, California, La Mesa, Tijuana, B.C. Mexico. Our mailing address is P.O. Box 431687, San Ysidro, CA 92143. Our telephone number is (775) 352-3915.

Exploration and exploitation of minerals or substances may only be carried out by natural Mexican citizens, ejidos and agrarian communities incorporated under Mexican Law. They must have their legal address in the Mexican Republic, and foreign investment may own no more than a fifty percent interest in the claims. The director of Indigo is a Mexican citizen and the claims are held in a Mexican corporation named Vista Norte Resources, Inc. in which Indigo owns a fifty percent interest, and our director owns a fifty percent interest.

We received our initial funding of $14,125 through the sale of common stock to our officer and director who purchased 4,125,000 shares of our common stock at $0.001 per share on April 16, 2006 and the sale of 1,000,000 common shares at a per share price of $0.01 to four non-affiliated private investors on April 20, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (January 24, 2005) through the year ended December 31, 2005 and the nine months ended September 30, 2006 report no revenues and a net loss of $18,386. Our independent auditors have issued an audit opinion for Indigo Technologies which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have staked ten mining claims known as the Indigo One Site on 990 hectares of property, filed the claims, and retained the services of a professional geologist to examine our mineral claims. We have only recently commenced exploration activities on the claims. Our property has no known reserves, there is a possibility that the claims do not contain any reserves, and funds that we spend on exploration will be lost. If we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered      2,000,000 shares of common stock, 1,000,000 which
                              we are offering, and 1,000,000 which are being offered by the selling shareholders. All shares will be offered at a price of $0.016 per share.
                              This offering will terminate on the earlier of the sale of all of the 2,000,000 shares or 180 days after the date of the prospectus.

Price per share               The selling shareholders will sell their shares at
                              a fixed price per share of $0.016 until our shares
                              are quoted on the Over the Counter Bulletin Board
                              and thereafter at prevailing market prices or in
                              privately negotiated transactions. All of the
                              shares being registered for sale by the company
                              will be sold at a fixed price per share of $0.016
                              for the duration of the offering.
Securities Issued
 and Outstanding              5,125,000 shares of common stock are issued and
                              outstanding before the offering and 6,125,000 will be outstanding after the offering.

Registration costs            We estimate our total offering registration costs
                              to be $6,000.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY WHICH HAS ONLY RECENTLY COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have only recently commenced exploration on our claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on January 24, 2005 and to date have been involved primarily in organizational activities, locating a potential mining site, and the acquisition of our mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the claim and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR INDIGO TECHNOLOGIES WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete all intended exploration of the claim, and therefore we will need the funds from this offering in order to complete our business plan. As of september 30, 2006 we had cash in the amount of $17,139. We currently have only initial operations and we have no revenue.

WE WILL REQUIRE ADDITIONAL FUNDING TO SUSTAIN OPERATIONS ONCE EXPLORATION IS COMPLETE.

     Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. Even if we complete our initial exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We will require additional funding from this offering in order to complete our business plan. As of September 30, 2006 we had cash of $17,139 which we intend to use for normal operating expenses and expenses of our offering over the next twelve months. We have only recently begun initial operations and will have no revenue during the next twelve months.

BECAUSE THERE IS A RISK OUR PROPERTY MOST LIKELY WILL NOT CONTAIN SUFFICIENT AMOUNTS OF EXPLOITABLE MINERAL ORE, OUR SHAREHOLDERS WILL LOSE ALL FUNDS USED DURING OUR EXPLORATION.

     There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of copper and other minerals. While we have geological reports detailing previous exploration and mining within the area of our current ten claims, there is the possibility our property does not contain any reserves, resulting in any funds spent by us on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     Our mineral property does not contain any known bodies of ore. If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claims exploration and development. Under Mexican mining law, to engage in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR CURRENT EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

     Francisco Hoyos, the sole officer and director of the company, currently devotes approximately 5 to 7 hours per week of his business time to providing management services to us. While our executive officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to his friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Indigo Technologies or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or be able to liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing officer and director acquired his shares for $0.001 per share, the other four existing stockholders acquired their shares at a cost of $.01 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (5,125,000 shares) will be increased by $.003 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.016 per share) of $.014 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.002 per share, reflecting an immediate reduction in the price they paid for their shares.

WE WILL BE HOLDING ALL PROCEEDS FROM THE SHARES BEING OFFERED BY THE COMPANY IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONIES WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares by the company in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to return all monies deposited to the original purchasers in the event all shares in the offering are not sold. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan provides for the payment of the estimated $6,000 cost of this registration statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 80% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL BENEFICIALLY OWN 67% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

OUR DIRECTOR WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are the good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the Shares offered herein, of which there is no assurance, the proceeds from this Offering will be $16,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering as follows:

     Total Proceeds to the Company             $16,000
                                               -------

     Net Proceeds to the Company               $16,000

     Phase I Exploration Program               $ 4,000
     Phase II Exploration Program              $12,000
                                               -------

     Total Use of Net Proceeds                 $16,000
                                               =======

We will establish a separate bank account and all proceeds will be deposited into that account until such time as the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered we took into consideration our cash assets and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

SELLING SHAREHOLDERS

The selling shareholders in this prospectus are offering 1,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed on April 20, 2006.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4. The percentage owned by each; and 5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 5,125,000 shares outstanding as of the date of this prospectus.

                             Shares         Total of        Total       Percent
                           Owned Prior      Shares         Shares        Owned
     Name of                To This         Offered         After        After
Selling Shareholder         Offering        For Sale      Offering     Offering
-------------------         --------        --------      --------     --------
Pedro Aragon                250,000          250,000          0            0
Sergio Carrillo             250,000          250,000          0            0
Miriam Luiz                 250,000          250,000          0            0
Raul Sanchez                250,000          250,000          0            0

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Indigo Technologies other than as a shareholder as noted above at any time within the past three years;
     2.   Has ever been an officer or director of Indigo Technologies; or
     3.   Are broker-dealers or affiliated with broker-dealers.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2006, the net tangible book value of our shares was $-4,261 or NIL per share, based upon 5,125,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $16,000, the net tangible book value of the 6,125,000 shares to be outstanding will be $11,739, or approximately $.002 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (5,125,000 shares) will be increased by $.003 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.016 per Share) of $.014 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.002 per share, reflecting an immediate reduction in the price they paid for their shares.

After completion of the offering, the existing shareholders will own 84% of the total number of shares then outstanding, for which they will have made an investment of $14,125, or an average of $.003 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 16% of the total number of shares then outstanding, for which they will have made a cash investment of $16,000, or $.016 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                         $.016
     Net Tangible Book Value Prior to this Offering          $.NIL
     Net Tangible Book Value After Offering                  $.002
     Immediate Dilution per Share to New Investors           $.014

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of     Percent of     Consideration
                       Per Share    Shares Held     Ownership         Paid
                       ---------    -----------     ---------         ----
     Existing
     Stockholders       $ .001       4,125,000         68%          $ 4,125
                        $ .01        1,000,000         16%          $10,000
     Investors in
     This Offering      $ .016       1,000,000         16%          $16,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Francisco Hoyos, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and
     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.016 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Director for an additional 90 days. If we choose to extend the offering we will inform the investors that we will promptly return their money unless they make an affirmative statement to us, prior to the original expiration date of the offering, that they wish to subscribe to the extended offering.

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all units are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $16,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction. We feel the use of an escrow agent is an expense the company can not bear at this time. We determined the use of the standard bank account was the most efficient use of our available funds. Please see the risk factor section to read the risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Indigo Technologies, Inc.

                                LEGAL PROCEEDINGS

Indigo Technologies is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Indigo Technologies., whose one year term will expire 4/30/07, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address           Age      Position    Date First Elected    Term Expires
--------------           ---      --------    ------------------    ------------
Francisco Hoyos          70       President,       04/16/06           04/30/07
Amsterdam #10                     Secretary,
Chapultepec, California,          Treasurer,
La Mesa, Tijuana, B.C.            CFO, CEO &
Mexico                            Director

The foregoing person is a promoter of Indigo Technologies, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes an immaterial amount of time, approximately 5 to 7 hours per week, to manage the business affairs of our company. After receiving funding per our business plan Mr. Hoyos intends to devote as much time as is necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

FRANCISCO HOYOS has been the President, CEO, Treasurer, CFO, Secretary, and Director of the Company since April 16, 2006.

WORK HISTORY

Promociones Panamericanas
General Manager - Tijuana, B.C.
1971 to Present

     *    Manage operations for sales of insurance.
     *    Create and implement marketing campaigns.
     *    Manage office and sales staff.

Rentautos De Baja California
General Manager - Tijuana, B.C.
1969 -1971

     *    Managed staff.
     *    Managed daily operations of rental business.

Anderson Clayton & Co.
Office Manager/Industrial Relations - Calexico, CA.
1959 - 1969

     *    Employee relations including hiring and training.
     *    Managed payroll.
     *    Managed building and facilities.
     *    Managed personnel

Education
Instituto Tecnologico Y De Estudios Superiores De Monterrey
Monterrey, Mexico
Business Administration

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Indigo's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Francisco Hoyos                4,125,000     4,125,000        80%         68%
Amsterdam #10
Chapultepec, California,
La Mesa, Tijuana, B.C. Mexico

All Officers and
Directors as a Group           4,125,000     4,125,000        80%         68%

----------
(1) The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company's Articles of Incorporation,

By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 68% of the outstanding shares.

CASH DIVIDENDS

As of the date of this Memorandum, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent conditions. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended September 30, 2005 included in this prospectus have been audited by Chang G. Park, Phd., CPA, 371 E Street, Chula Vista, CA 91910. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Dan Masters, 4490 Philbrook Street, San Diego, CA 92130, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Indigo Technologies was incorporated in Nevada on January 24, 2005 to engage in the business of acquisition, exploration and development of natural resource properties. On April 16, 2006 Francisco Hoyos was named as Director and sole Officer of the company and as such voted to seek capital and begin development of our business plan. We received our initial funding of $14,125 through the sale of common stock to Mr. Hoyos who purchased 4,125,000 shares of common stock at $0.001 on April 16, 2006 and 4 unrelated shareholders who purchased 1,000,000 shares of our Common Stock at $0.01 per share on April 20, 2006.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company, meaning we are engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We have no revenues and a limited operating history. Our independent auditors have issued an audit opinion for Indigo Technologies, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There is the likelihood our mineral claims may contain little or no economic mineralization or reserves of copper and other minerals. There is the possibility that our claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

GLOSSARY OF MINING TERMS

"Andesite"                  A gray to black volcanic rock
"Breccia"                   A sedimentary rock composed of angular fragments
                            from a previous rock structure, cemented in a matrix
                            that may be of a similar or a different material
"Chalcopyrite"              A sulphide mineral of copper and iron; the most
                            important ore mineral in copper
"Copper" or "Cu"            A reddish or salmon-pink isometric mineral, the
                            native metallic element of copper. It is ductile and malleable, a good conductor of heat and electricity, usually dull and tarnished

"Diamond drill"             A rotary type of rock drill that cuts a core of rock
                            that is recovered in long cylindrical sections
"Geological mapping"        The process of observing and measuring geological
                            features in a given area and plotting these
                            features, to scale, onto a map
"Geophysical survey"        A method of exploration that measures the physical
                            properties of rock formations including magnetism,
                            specific gravity, electrical conductivity and
                            resistance
"Gold" or "Au"              A heavy, soft, yellow, ductile, malleable, metallic
                            element. Gold is a critical element in computer and
                            communications technologies
"Grab Sample"               A single sample or measurement taken at a specific
                            time or over as short a period as feasible
"Massive sulphide           Mineralization that contains a variety of different
 mineralization"            sulphide minerals - usually includes - sphalerite,
                            chalcopyrite, pyrite and pyrrhotite.
"Mineral claim"             A portion of land held either by a prospector or a
                            mining company, in British Columbia each claim is
                            500m x 500m (1,640 ft2)
"Ore"                       A mixture of mineralized rock from which at least
                            one of the metals can be extracted at a profit
"Porphyry"                  Porphyry is a very hard igneous rock consisting of
                            large-grained crystals, such as feldspar or quartz,
                            dispersed in a fine-grained feldspathic matrix or
                            groundmass.
"Precious metal"            Any of several metals, including gold and platinum,
                            that have high economic value - metals that are
                            often used to make coins or jewelry
"Pyrite"                    A yellow iron sulphide mineral - sometimes referred
                            to as "fools gold"
"Quartz"                    Common rock forming mineral consisting of silicon
                            and oxygen
"Sedimentary rocks"         Secondary rocks formed from material derived from
                            other rocks and laid down underwater.
"Soil sampling"             The collecting of samples of soil, usually 2 pounds
                            per sample, from soil thought to be covering
                            mineralized rock. The samples are submitted to a
                            laboratory that will analyze them for mineral
                            content
"Sphalerite"                A zinc sulphide mineral; the most common ore mineral
                            of zinc
"Trenching"                 The digging of long, narrow excavation through soil,
                            or rock, to expose mineralization
"Vein"                      A crack in the rock that has been filled by minerals
                            that have traveled upwards from a deeper source
"Volcanic rocks"            Igneous rocks formed from magma that has flowed out
                            or has been violently ejected from a volcano

GENERAL INFORMATION

Indigo Technologies, Inc. has located one mineral property of geological interest, the Indigo One Site, on which the net proceeds of our offering will be spent. The Indigo One Site consists of ten Mineral Claims located in the Alamos District, Sonora State, Mexico, consisting of porphyry copper deposits which are copper orebodies associated with porphyritic intrusive rocks. The Mineral Claims consist of 990 hectares located in a region with known deposits of copper, molybdenum, silver, and several other minor quantities of minerals. The location is approximately 330 kilometers SE of Hermosillo, 60 kilometers SW of Chihuahua, and 6 kilometers S of the nearest town, Las Alamos.

The Mexican government owns the land in Sonora State we intend to explore and the company's only right to the property consists of the ten mining claims that are owned by Vista Norte Resources, Inc. Vista Norte Resources, Inc. is a Mexican corporation which is owned fifty percent by Indigo Technologies, Inc., with the other fifty percent owned by our director, a Mexican citizen. Per Mexican law, a mining claim is filed by obtain a mining concession. Our ten mineral concessions constitute our ten mining claims filed with the Secretaria de Economia, Federal Government of Mexico on July 20, 2006 by Vista Norte Resources, Inc.

In Mexico, only a Mexican citizen or Mexican corporation may obtain a mining concession. A foreign investor may own up to a 50% interest in a Mexican mineral claim. At the current time of this filing, the Indigo One Site property is without known reserves and the proposed program is exploratory in nature. We have begun the process of Phase one exploration work on the claim and have incurred approximately $10,000 in exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

Currently, there are two other start-up mining operations operating within 50 kilometers of Las Alamos, with both claims totaling approximately 1,100 hectares SW of Indigo One. These other mining operations have reported preliminary activity indicating .04% copper deposits in felsic to intermediate intrusive igneous rocks and associated breccias. Host rocks include diorite and granodiorite. These rocks are intruded by a quartz monzonite porphyry stock and by numerous breccia masses which contain fragments of other older rock types.

                              MAP OF THE CLAIM

PROPERTY DESCRIPTION

The Indigo One Site consists of ten Mineral Claims totaling an area of 990 hectares recorded as Exploration Concessions with the Secretaria de Economia in Mexico City through the regional office in Hermosillo, state of Sonora. These Exploration Concessions are regarded as mineral claims for a period of six years. If no actual commercial mineral extraction occurs within the six years, the original Exploration Concessions expire. The Exploration Concessions were filed and became effective on July 20, 2006

There are no known environmental liabilities. Before actual commercial mineral extraction begins (beyond preliminary trenching, drilling, and mineral sampling), an environmental permit must be obtained from the Secretaria de Medio Ambiente y Recursos Naturales (SEMARNAT).

TOPOGRAPHY, ELEVATION AND VEGETATION

Elevations at the site on the east side of the mountain range know as the Sierra Madre Occidental average 2,000 meters with mountain peaks at 3,300 meters. While the nearby small towns have adequate water supplies through wells and cisterns, providing water for small areas of trees and very few farms, the area is considered high desert and mountainous with much of the land covered in large rock formations and foothills thornscrub.

ACCESS TO THE PROPERTY

The site is accessible from Las Alamos via maintained dirt and gravel roads suitable for large trucks and four wheel drive vehicles.

PROXIMITY TO URBAN TOWNS AND SERVICES

Mexican Federal Highway 16 (paved) connects the state capital, Hermosillo, on the west and other Gulf of California towns to Cuauhtemoc (330 kilometers to the east). Cuauhtemoc is 50 kilometers north of the small town of Las Alamos. The Indigo One site is approximately 10 kilometers south of Las Alamos. Las Alamos is considered to be primarily a quaint naturalist retreat and historic mining town. Primary goods and services necessary for development of mining operations will come from Hermosillo on the west, or Chihuahua on the east on Highway 16 (approximately 100 kilometers). Both of these cities have extensive construction and mining service providers and major airports.

Initial phases of exploration and surface trenching will be supported by electrical generators. Electrical power lines that supply power to the town of Las Alamos are located near the claim boundary and will be utilized should the claim become economically feasible.

Sufficient water is available from several wells located within 5 kilometers of the claim site necessary to support all phases of exploration and development.

CLIMATE

The immediate area surrounding the site region is considered high desert and mountainous, and is on the eastern slopes of the Sierra Madre Occidental mountain range of the northern Mexican altiplano, a great plain that extends to the Sierra Madre Oriental range in eastern Mexico. Areas between 1,000 and 2,000 meters elevation have yearly average temperatures between 16(degree)C and 20(degree)C. Above 2,000 meters, temperatures drop as low as an average yearly range between 8(degree)C and 12(degree)C.

Arid or semiarid conditions are encountered in the area surrounding the Indigo One Site in Sonora. Rainfall averages between 300 and 600 millimeters per year. The area experiences a rainy season from June to mid-October and significantly less rain during the remainder of the year.

SURFACE AREAS

Beginning approximately 50 kilometers from the United States border, the Sierra Madre Occidental extends 5000 kilometers south to the Rio Santiago, where it merges with the Cordillera Neovolcanica range that runs east-west across central Mexico. The Sierra Madre Occidental lies approximately 300 kilometers inland from the west coast of Mexico at its northern end but approaches to within fifty kilometers of the coast near the Cordillera Neovolcanica. The northwest coastal plain is the name given the lowland area between the Sierra Madre Occidental and the Gulf of California. The Sierra Madre Occidental averages 2,250 meters in elevation, with peaks reaching 3,000 meters.

HISTORY

The area around the site has a long history of mining activity. The Spaniards began active surface mining for silver and founded Las Alamos as a mining town in 1681. Northern Sonora was a prosperous gold mining region from 1848 to 1852. Mining has continued for gold, silver, copper and other minerals throughout north eastern Sonora to this day.

                             MAP SHOWING THE GEOLOGY

GEOLOGICAL SETTING

The region in which the Indigo One Site resides contains copper deposits in felsic to intermediate intrusive igneous rocks and associated breccias. Host rocks include diorite and granodiorite. These rocks are intruded by a quartz monzonite porphyry stock and by numerous breccia masses which contain fragments of other older rock types.

DEPOSIT AND MINERAL TYPES OF THE LAS ALAMOS REGION

The Las Alamos region porphyry copper deposits occurring in host rocks exhibit a close genetic relationship to quartz monzonite porphyry and breccia types due to hydrothermal alteration. Alteration in the central core of larger deposits is pervasive and is predominantly phyllic (quartz-sericite-pyrite). Alteration grades outward from the center into irregular argillic bands and narrow prophlitic halos. Significant areas of hypogene mineralization consist of pyrite, chalcopyrite, and molybdenite, in order of decreasing abundance, together with minor amounts of sphalerite, galena, and bornite. Total sulfide content ranges from two percent to eight percent by volume, with pyrite-chalcopyrite ratios from 2:1 to as much as 10:1. The hypogene copper grade in the deposits average from approximately 0.3 percent in many deposits to a maximum of 0.6 percent in a small number of deposits. Supergene enrichment, consisting of complete to partial chalcocite replacement of chalcopyrite and pyrite, occurs beneath multiple site zones. Threefold enrichment, relative to hypogene mineralization, has resulted in multiple site deposits of ore grade up to 0.75 percent copper in these chalcocite zones. In most zones, a leached capping of rocks in a depth of thirty to sixty meters covers the chalcocite zones consisting of various combinations of indigenous iron oxide minerals that include hematite, goethite, and jarosite. The south eastern mineralization sector of the Las Alamos region, extending 75 kilometers, consists of significant magmatic breccias within a heterogeneous rock package occurring as disseminated and bleb sulphides of chalcopyrite. This heterogeneous rock package includes melanocratic to leucocratic breccias and pegmatitic to vari-textured breccia zones.

EXPLORATION

The nature of all relevant work to date on the Indigo One Site has been:

     1. Exploration of Las Alamos area to determine suitable mineral potential location
     2.   Retention of a geologist's services for the Indigo One Site visit
     3.   Filing of ten mineral claims (Exploration Concessions)
     4. Geologist's study of historical mining and geology of the Las Alamos area
     5. Presenting of the geology report after the geologist's review of relevant information

DRILLING

No drilling has been done at the Indigo One Site.

MINERAL SAMPLING

Approximately 30 kilograms of rocks and soil were collected at the Indigo One Site. No technical examination, analysis, or detailed sampling of the rocks has been done at the Indigo One Site, and no future mineral work or analysis has been scheduled.

COMPETITION

The mining industry is highly fragmented. We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the Claims. Readily available commodities markets exist in Mexico and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any gold, copper, silver or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Mexico generally, and in the state of Sonora specifically. For all of Mexico, mining activity is regulated by two Mexican Federal agencies: the Secretaria de Economia in Mexico City which has authority over all mining claim filings and land use, and the Secretaria de Medio Ambiente y Recursos Naturales (SEMARNAT) which regulates all environmental laws pertaining to mining. We have recorded our exploration Concessions (mining claims) with the Secretaria de Economia in Mexico City through the regional office in Hermosillo, state of Sonora. These Exploration Concessions are regarded as mineral claims for a period of six years. If no actual commercial mineral extraction occurs within the six years, the original Exploration Concessions expire. The Exploration Concessions were filed and became effective on July 20, 2006. We will also be responsible to follow all Mexican Federal environmental laws by registering before actual commercial mineral extraction begins (beyond preliminary trenching, drilling, and mineral sampling), and obtain an environmental permit from the Secretaria de Medio Ambiente y Recursos Naturales (SEMARNAT).

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any of these on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

NUMBER OF EMPLOYEES

Our only employee is our officer who currently devotes 5 to 7 hours per week to company matters and after receiving funding he plans to devote as much time as is necessary to manage the affairs of the company.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $17,139. We believe our cash balance is sufficient to fund our limited levels of operations over the next twelve months. If we experience a shortage of funds prior to funding we may utilize funds from our director who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and other administrative costs, however our director has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $14,125 in equity securities and our director has loaned the company $21,400 to pay for our expenses.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional funding to pay for our business plan. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach a stage where we generate any revenues.

Our exploration goal is to find exploitable minerals on our property. Our ability to continue our operations depends upon our finding those exploitable minerals. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of copper and other minerals and that funds we spend on exploration will be lost. Even if we complete our current exploration program and are able to in identify any mineral deposits we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We are unable to make any assurances we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first two phases of exploration programs on the Indigo claims consisting of geological assay testing and analysis, additional mapping and sampling, and securing a licensed geologist's analytical and test reports to determine if we have any possibility of proceeding beyond our exploration steps of our Indigo One Site to a goal of bringing our site to a production stage.

In addition to the $4,000 we anticipate spending to complete Phase I of the exploration program as outlined below, and the $ 12,000 needed for Phase II of the exploration program, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $26,000, which includes the $16,000 to be raised in this offering and existing cash on hand. We will require the funds from this offering in order to proceed with our exploration plans.

PHASE I

We have accomplished the following during Phase I of our operations: explored the Las Alamos area in Sonora State, Mexico for a possible site for copper mineral exploration, identified a site near Las Alamos for further exploration, retained the services of a licensed geologist, complied with the mining registration process of the Federal Government of Mexico by surveying the site, measuring the site, constructing a landmark for the site, and registering ten mineral claims at the site (ten Exploration Concessions). In addition, we collected approximately thirty kilograms of rocks and soil for future technical examination and analysis needed before we continue expending resources and funds in Phase II of our plan.

Results gained from Phase I will allow us to better understand the location of mineralization at our site and determine whether to proceed with additional exploration work. Our remaining two steps in this phase are:

     Geological Assay Test & Analysis                   $ 2,000
     Geologist Report                                   $ 2,000
                                                        -------
     Total                                              $ 4,000
                                                        =======

PHASE II:

The Phase II exploration program is contingent upon the locating of economically viable mineralization within the Phase I program. In this phase, we intend to do the following: utilize a licensed geologist to assist us in conducting further mapping and additional sampling, identify specific geophysical drilling spots at our site, conduct a magnetometer survey, conduct mechanical trenching, excavating and drilling, and secure our licensed geologist's report as to the viability of our site for further exploration. The minimum estimated cost of the Phase II program is $12,000. Our projected steps in this phase are:

     Mapping & Additional Sampling                      $ 1,000
     Geophysical Drilling Selection Sites               $ 2,000
     Magnetometer Survey                                $ 1,000
     Trenching/Excavating/Drilling                      $ 2,000
     Travel & Lodging                                   $ 2,000
     Additional Assay Test & Analysis                   $ 2,000
     Geologist Report                                   $ 2,000
                                                        -------
     Total                                              $12,000
                                                        =======

The above program costs are management's estimates only and the actual project costs may exceed our estimates. To date, we have not commenced exploration on the Indigo claim. We plan to complete Phase I of our exploration as soon as we receive funding from our offering, projected for the summer of 2007. The remaining Phase One steps should take approximately three months month to complete.

Subject to the discovery of economically viable mineralization in Phase I exploration, we intend to begin Phase II and complete those additional steps in the fall of 2007. We do not anticipate weather conditions during the summer or fall in Sonora will cause any delays in our exploration of the Indigo One Site. We will require additional funding to proceed with any subsequent work on the claims based on the findings from Phases I and II. We cannot provide investors with any assurance that we will be able to raise sufficient funding to fund any work after the first two phases of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to the price and cost increases in services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first two phases of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for subsequent work after the first two exploration phases we may be unable to continue or expand our operations. Equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares. If we are successful the money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first two phases of our exploration programs are successful in identifying mineralized materials we will need to raise the necessary funding to commence removal of any minerals found. We may consider sources of funding such as a second public offering, a private placement of our securities or loans from our director or others, however we have not yet decided upon the source of funding.

Our director has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon our exploration program. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Indigo One, consisting of a total surface area of approximately 1,000 acres. At the current time the property is without known reserves and the proposed program is exploratory in nature. We have recently commenced exploration on the claim and have expended approximately $10,000 in exploration costs.

We received our initial funding of $14,125 through the sale of common stock to our officer and director who purchased 4,125,000 shares of our common stock at $0.001 per share on April 16, 2006, and 4 unrelated shareholders who purchased 1,000,000 shares of our common stock at $0.01 per share on April 20, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (January 24, 2005) through the year ended December 31, 2005 and the nine months ended September 30, 2006 report no revenues and a net loss of $18,386.

CRITICAL ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective January 24, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                             DESCRIPTION OF PROPERTY

The Company currently uses the home office premises of the sole officer and director of the Company, Francisco Hoyos, on a rent free basis. The premises are located at Amsterdam #10 Chapultepec, California, La Mesa, Tijuana, B.C. Mexico. The premises include an answering machine, fax machine and a computer system. The Company intends to use these premises until larger premises are required. The mailing address for the company is P.O. Box 431687, San Ysidro, CA 92143. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Hoyos, the officer and director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes. Mr. Hoyos has loaned the company $21,400 through September 30, 2006 for its operating expenses and has declined receiving compensation from the company while loaning funds to the company.

Mr. Hoyos, the sole officer and director will not be paid for any underwriting services that he performs on our behalf with respect to this SB-2 offering.

On April 16, 2006, a total of 4,125,000 shares of Common Stock were issued in exchange for cash in the amount of $4,125 U.S., or $.001 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by officers and directors of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Indigo Technologies, nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Indigo Technologies had five shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of only Mr. Hoyos.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                            All Other
Principal                                       Compen-        Stock         Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs($)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
F. Hoyos         2005       -0-        -0-         -0-           -0-           -0-         -0-         -0-
President        2006       -0-        -0-         -0-           -0-           -0-         -0-         -0-

There are no current employment agreements between the company and its executive officer.

On April 16, 2006, a total of 4,125,000 shares of Common Stock were issued in exchange for cash in the amount of $4,125 U.S., or $.001 per share.

The terms of these stock issuances were as fair to the company, in Mr. Hoyos' opinion as the sole officer and director, as could have been made with an unaffiliated third party. In making this determination he relied upon the fact that the 4,125,000 shares were valued at par and purchased for $4,125 in cash.

The officer currently devotes an immaterial amount of time to manage the affairs of the company, approximately 5 to 7 hours per week. The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be. Mr. Hoyos has loaned the company $21,400 through September 30, 2006 for its operating expenses and has declined receiving compensation from the company while loaning funds to the company.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The audited financial statements of Indigo Technologies, Inc. for the year ended December 31, 2005 and the nine months ended September 30, 2006, and related notes which are included in this offering have been examined by Chang G. Park, Ph.D., CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

                           Chang G. Park, CPA, Ph. D.
             * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615 *
      * TELEPHONE (858)722-5953 * FAX (858) 408-2695 * FAX (619) 422-1465 *
                         E-MAIL changgpark@gmail.com o


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Indigo Technologies, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Indigo Technologies, Inc. (A Development Stage "Company") as of September 30, 2006 and December 31, 2005 and the related statements of operations, changes in shareholders' equity and cash flows for the nine months and twelve months then ended and for the period from January 24, 2005 (inception) to September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indigo Technologies, Inc. as of September 30, 2006, and December 31, 2005 and the results of its operation and its cash flows for the nine months and twelve months then ended and for the period from January 24, 2005 (inception) to September 30, 2006 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/S/ Chang G. Park, CPA
-----------------------------
CHANG G. PARK, CPA

December 15, 2006
San Diego, CA. 91910


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                            INDIGO TECHNOLOGIES, INC.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                     As of                As of
                                                                  September 30,        December 31,
                                                                      2006                 2005
                                                                   ----------           ----------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $   17,139           $       --
                                                                   ----------           ----------
TOTAL CURRENT ASSETS                                                   17,139                   --
                                                                   ----------           ----------

      TOTAL ASSETS                                                 $   17,139           $       --
                                                                   ==========           ==========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan Payable - (related party)                                   $   21,400           $       --
                                                                   ----------           ----------
TOTAL CURRENT LIABILITIES                                              21,400                   --

TOTAL LIABILITIES                                                      21,400                   --

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 5,250,000 shares issued and outstanding
   as of September 30, 2006)                                            5,125                   --
  Additional paid-in capital                                            9,000                   --
  Deficit accumulated during development stage                        (18,386)                  --
                                                                   ----------           ----------
TOTAL STOCKHOLDERS' EQUITY                                             (4,261)                  --
                                                                   ----------           ----------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $   17,139           $       --
                                                                   ==========           ==========

                       See Notes to Financial Statements

                            INDIGO TECHNOLOGIES, INC.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                                November 30, 2005
                                        Nine Months                               (inception)
                                          Ended              Year ended             through
                                       September 30,         December 31,         September 30,
                                          2006                  2005                 2006
                                       -----------           -----------          -----------
REVENUES
  Revenues                             $        --           $        --          $        --
                                       -----------           -----------          -----------
TOTAL REVENUES                                  --                    --

OPERATING EXPENSE
  Administrative Expenses                   18,387                    --               18,387
                                       -----------           -----------          -----------
TOTAL OPERATING EXPENSE                    (18,387)                   --              (18,387)

OTHER INCOME (EXPENSES)
  Interest income                                1                     1
                                       -----------           -----------          -----------
TOTAL OTHER INCOME (EXPESNES)                    1                    --                    1
                                       -----------           -----------          -----------

NET INCOME (LOSS)                      $   (18,386)          $        --          $   (18,386)
                                       ===========           ===========          ===========

BASIC EARNINGS PER SHARE               $     (0.01)          $        --
                                       ===========           ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING               3,140,110                    --
                                       ===========           ===========

                       See Notes to Financial Statements

                            INDIGO TECHNOLOGIES, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
          From January 24, 2005 (Inception) through September 30, 2006
--------------------------------------------------------------------------------

                                                                                        Deficit
                                                                                      Accumulated
                                                           Common       Additional      During
                                            Common         Stock         Paid-in      Development
                                             Stock         Amount        Capital         Stage            Total
                                             -----         ------        -------         -----            -----
BALANCE, JANUARY 24, 2005                         --     $       --     $       --     $       --      $       --

NET LOSS, DECEMBER 31, 2005                                                                    --              --
                                          ----------     ----------     ----------     ----------      ----------
Balance, december 31, 2005                        --             --             --             --              --
                                          ----------     ----------     ----------     ----------      ----------
Stock issued for cash on April 14, 2006
 @ $0.001 per share                        4,125,000          4,125             --                          4,125

Stock issued for cash on April 18, 2006
 @ $0.01 per share                         1,000,000          1,000          9,000                         10,000

Net loss,  September 30, 2006                                                             (18,386)        (18,386)
                                          ----------     ----------     ----------     ----------      ----------
BALANCE, APRIL 30, 2006                    5,125,000     $    5,125     $    9,000     $  (18,386)     $   (4,261)
                                          ==========     ==========     ==========     ==========      ==========

                       See Notes to Financial Statements

                            INDIGO TECHNOLOGIES, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                   January 24, 2005
                                                               Nine Months                           (inception)
                                                                 ended            Year ended           through
                                                              September 30,       December 31,       September 30,
                                                                 2006                2005               2006
                                                               ---------           ---------          ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                            $ (18,386)          $      --          $ (18,386)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
                                                               ---------           ---------          ---------
       NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       (18,386)                 --            (18,386)

CASH FLOWS FROM INVESTING ACTIVITIES

       NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            --                                     --

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from loan payable-related party                        21,400                  --             21,400
  Issuance of common stock                                         5,125                                  5,125
  Additional paid-in capital                                       9,000                  --              9,000
                                                               ---------           ---------          ---------
       NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        35,525                  --             35,525
                                                               ---------           ---------          ---------

NET INCREASE (DECREASE) IN CASH                                   17,139                  --             17,139

CASH AT BEGINNING OF PERIOD                                           --                                     --
                                                               ---------           ---------          ---------
CASH AT END OF PERIOD                                          $  17,139           $      --          $  17,139
                                                               =========           =========          =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                     $      --           $      --          $      --
                                                               =========           =========          =========
  Income Taxes                                                 $      --           $      --          $      --
                                                               =========           =========          =========

                       See Notes to Financial Statements

                            INDIGO TECHNOLOGIES INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2006


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Indigo Technologies, Inc. (the Company) was incorporated under the laws of the State of Nevada on January 24, 2005. The Company is in the development stage. Its activities to date have been limited to capital formation, organization and implementing the first phase of its business plan. The company has conducted a survey of mineral sites in Mexico, secured a registered mining claim in the State of Sonora, Mexico, and commissioned a geology report from its geologist.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective January 24, 2005 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                            INDIGO TECHNOLOGIES INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had minimal operations during the period from January 24, 2005 (inception) to September 30, 2006 and generated a net loss of $18,386. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has expended minimal funds to begin its operations, management believes that the company's current cash of $17,139 is sufficient to cover the expenses they will incur during the next twelve months in its initial operations phase or until the Company raises additional funding.

Management plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. RELATED PARTY TRANSACTION

Loan payable amounting to $21,400 is loaned to the Company from a director without repayment terms and with no interest being charged.

NOTE 5. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.

                            INDIGO TECHNOLOGIES INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2006


NOTE 6. NET OPERATING LOSSES

As of September 30, 2006, the Company has a net operating loss carryforwards of approximately $18,386. Net operating loss carryforward, expires twenty years from the date the loss was incurred.

NOTE 7. INCOME TAXES

                                                        As of September 30, 2006
                                                        ------------------------
     Deferred tax assets:
     Net operating tax carryforwards                            $ 2,758
     Other                                                            0
                                                                -------
     Gross deferred tax assets                                    2,758
     Valuation allowance                                         (2,758)
                                                                -------

     Net deferred tax assets                                    $     0
                                                                =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued; whichever is more readily determinable.

On April 14, 2006 the Company issued a total of 4,125,000 shares of common stock to a director for cash at $0.001 per share.

On April 28, 2006 the Company issued a total of 1,000,000 shares of common stock for cash at $0.01 per share.

As of September 30, 2006 the Company had 5,125,000 shares of common stock issued and outstanding.

                            INDIGO TECHNOLOGIES INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                               September 30, 2006


NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2006:

     *    Common  stock,   $0.001  par  value:   75,000,000  shares  authorized;
          5,125,000 shares issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indigo's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Indigo Technologies, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $    4
     Accounting fees and expenses                                 $2,500
     Legal fees                                                   $2,000
     Preparation and EDGAR fees                                   $  600
     Transfer Agent fees                                          $  800
     Printing                                                     $   96
                                                                  ------
     Total                                                        $6,000
                                                                  ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 16, 2006, a total of 4,125,000 shares of Common Stock were issued to our director in exchange for cash in the amount of $4,125 U.S., or $.001 per share. On April 20, 2006, a total of 1,000,000 shares of Common Stock were issued to 4 unrelated shareholders in exchange for cash in the amount of $10,000 U.S., or $.01 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.

                                    EXHIBITS

     Exhibit 3.1       Articles of Incorporation
     Exhibit 3.2       Bylaws
     Exhibit 5         Opinion re: Legality
     Exhibit 10.1      Mineral Claim Purchase Agreement
     Exhibit 23.1      Consent of counsel (see Exhibit 5)
     Exhibit 23.2      Consent of independent auditor
     Exhibit 23.3      Consent of geologist
     Exhibit 99.1      Subscription Agreement
     Exhibit 99.2      Geology Report

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) That for the purpose of determining liability under the Securities Act to any purchaser:

2. If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following:

          Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registrations statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tijuana, country of Mexico, on January 10, 2007.

                                      Indigo Technologies, Inc.


                                         /s/ Francisco Hoyos
                                         --------------------------
                                      By: Francisco Hoyos
                                          (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.

/s/ Francisco Hoyos                                            January 10, 2007
-------------------------------------                          ----------------
Francisco Hoyos, President                                          Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)